UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, Cerner Corporation ("Cerner" or the "Company") announced the appointment of Donald Trigg, the Company's current Executive Vice President, Strategic Growth, as the Company's President, and the appointment of John Peterzalek, the Company's current Executive Vice President and Chief Client Officer, to the expanded role of Executive Vice President and Chief Client and Services Officer, both appointments to be effective immediately.

Mr. Trigg, age 48, has served as Executive Vice President, Strategic Growth of the Company since 2019. In his new role as President, Mr. Trigg will lead the long-term vision of Cerner's product portfolio, key product lines, and performance and profitability, as well as be responsible for driving the strategy and programmatic efforts involved with Cerner's platform modernization and development of the cognitive platform for health care. He originally joined the Company in 2002 as Vice President, Corporate Positioning. He has held multiple roles during his time at the Company, including Chief Marketing Officer from 2003 to 2007, General Manager for the Kansas City region from 2006 to 2007, Managing Director for the United Kingdom and Ireland from 2008 to 2010 and Senior Vice President and President, Cerner Health Ventures from 2012 to 2018. From 2010 to 2012, Mr. Trigg served as Chief Revenue Officer at CodeRyte, Inc. prior to its acquisition by 3M's healthcare division. Mr. Trigg also spent more than a decade serving in the public policy space as a senior advisor for the 2000 Bush for President campaign in Austin, TX, the Director of Policy at the U.S. Department of Commerce and in a series of senior policy roles in the U.S. House and U.S. Senate.

There is no arrangement or understanding between Mr. Trigg and any other persons pursuant to which he was appointed as the Company's President, and there is no family relationship between Mr. Trigg and any directors or executive officers of the Company. Mr. Trigg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Peterzalek, 59, has served as Executive Vice President and Chief Client Officer since September 2018. In his expanded role as Chief Client and Services Officer, Mr. Peterzalek will continue to oversee worldwide client relationship management and sales, as well assume an expanded responsibility for overseeing Cerner's Services, Consulting, Support and Hosting. He joined the Company in 2003 as President, Cerner South East and has held a variety of business and client leadership roles since that time, including Senior Vice President, East Region, a title which he held from 2007 to 2014 when he was named Senior Vice President, Client Relationships. He was promoted to Executive Vice President, Client Relationships in April 2017 and Executive Vice President, Worldwide Client Relationships in October 2017. He held that title until September 2018 when he was named Executive Vice President and Chief Client Officer.

At this time, changes to Messrs. Trigg's and Peterzalek's compensation arrangements with the Company in connection with their promotions have not yet been determined. As required, the Company will file an amendment to this Current Report on Form 8-K once such terms have been determined.

Item 7.01 Regulation FD Disclosure.

On February 18, 2020, the Company issued a press release announcing the executive officer changes described above. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated February 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: February 18, 2020	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer